Exhibit 21.1

List of Subsidiaries

Name	State of Incorporation	Percentage Owned

American Exchange Life Insurance Company	Texas	100%
American Pioneer Life Insurance Company	Florida	100%
American Pioneer Health Plans, Inc.	Florida	100%
American Progressive Life & and Health Insurance Company of New York	New York	100%
American Pioneer Health Plans, Inc.	Florida	100%
Ameri-plus Preferred Care, Inc.	Florida	100%
CHCS Canada, Inc.	Canada	100%
CHCS Services, Inc.	Florida	100%
Constitution Life Insurance Company	Texas	100%
Global Health, Inc	Oklahoma	100%
Golden Triangle Physician Alliance	Texas	100%
Harmony Health, Inc.	Oklahoma	100%
Heritage Health Systems, Inc.	Delaware	100%
Heritage Health Systems of Texas, Inc. (Beaumont)	Texas	100%
Heritage Physician Networks	Texas	100%
HHS Health of Oklahoma, Inc.	Oklahoma	100%
HHS Texas Management, Inc.	Georgia	100%
HHS Texas Management, LP (Houston)	Georgia	100%
Marquette National Life Insurance Company	Texas	100%
MemberHealth, LLC	Delaware	100%
Part D Management Services, LLC	Delaware	50%
Pennsylvania Life Insurance Company	Pennsylvania	100%
Premier Marketing Group, LLC	Delaware	100%
PSO Management of Texas, LLC	Georgia	100%
The Pyramid Life Insurance Company	Kansas	100%
Pyramid Marketing Services, Inc.	Colorado	100%
Quincy Coverage Corp.	New York	100%
SelectCare HealthPlans, Inc.	Texas	100%
SelectCare of Maine, Inc.	Maine	100%
SelectCare of Oklahoma, Inc.	Oklahoma	100%
SelectCare of Texas, LLC	Georgia	100%
Senior Life Resource Center, Inc.	Florida	100%
Senior Resource Services, LLC	Florida	100%
Today’s Options of Pennsylvania, Inc.	Pennsylvania	100%
UAM Agent Services Corp.	Iowa	100%
Union Bankers Insurance Company	Texas	100%
Universal American Corp. Statutory Trust II	Connecticut	100%
Universal American Corp. Statutory Trust III	Delaware	100%
Universal American Corp. Statutory Trust IV	Connecticut	100%
Universal American Corp. Statutory Trust V	Delaware	100%
Universal American Corp. Statutory Trust VI	Delaware	100%
Universal American Financial Services, Inc.	Delaware	100%
Worlco Management Services, Inc.	New York	100%
Worlco Management Services, Inc.	Pennsylvania	100%
WorldNet Services Corp.	Florida	100%